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                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY


                  EXECUTIVE EMPLOYMENT AND CONSULTING AGREEMENT


          EXECUTIVE EMPLOYMENT AND CONSULTING AGREEMENT dated as of September 15, 1998, by and among Neenah Foundry Company, a Wisconsin corporation, ("Neenah"), Advanced Cast Products, Inc., a Delaware corporation and wholly owned subsidiary of Neenah ("ACP"), ACP Holding Company, a Delaware corporation ("Holding"), ACP Products L.L.C., a Delaware limited liability company (the "LLC") for purposes of Articles III and IV hereof only, and James K. Hildebrand ("Executive").

          WHEREAS, Executive, ACP and Holding are party to that certain Executive Employment and SAR Agreement dated as of September 1, 1995, as amended by the First Amendment thereto dated as of April 30, 1997 (the "Original Employment Agreement").

          WHEREAS, ACP, Holding and Executive desire to terminate the Original Employment Agreement as of the date hereof, without recourse thereunder and substitute this Agreement in its stead.

          WHEREAS, Neenah, ACP and Executive desire to enter into an agreement that will provide for (i) the employment of Executive as President and Chief Executive Officer of Neenah and ACP, (ii) the engagement of Executive as a consultant to Neenah after the expiration of the term of Executive's employment hereunder, and (iii) the grant to Executive of certain rights to purchase Units of the LLC as provided below, for the purpose of granting Executive incentives which are tied to the success of Neenah, all upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          1.1 Definitions. As used herein, the following terms shall have the following meanings.

          "Cause" means (i) Executive's gross negligence or willful misconduct in the performance of his duties as an employee of Neenah or any other member of the Neenah Group, or (ii) commission by Executive a felony or a crime involving moral turpitude or other act causing material harm to the standing and reputation of any member of the Neenah Group.






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          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means collectively (i) the Class A Common Stock, par value $100.00 per share, and the Class B Common Stock, par value $100.00 per share of Neenah, and (ii) any capital stock of Neenah issued or issuable with respect to the securities referred to in clause (i) by way of a stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization.

          "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

          "Executive Units" means, collectively, (i) any Units or securities of the LLC, Holding, NFC or Neenah hereafter acquired or received by the Executive from the LLC, Holding, NFC or Neenah pursuant to Section 3.1 hereof or otherwise, and (ii) any Units or other securities of the LLC, Holding, NFC or Neenah issued in exchange for or with respect to the Units or securities set forth in clauses (i) and (ii). Executive Units shall continue to be Executive Units in the hands of any holder other than such Executive (including, without limitation, any Permitted Transferee of the Executive), except for the LLC, CVC or any transferee in an underwritten public offering registered under the Securities Act. Except as otherwise provided herein, each such other holder of Executive Units will succeed to all rights and obligations attributable to the Executive as a holder of Executive Units hereunder. Executive Units will also include any interest or security issued with respect to the Executive Units by way of a split, reverse split, dividend, distribution or other recapitalization.

          "Fair Market Value" means, as of any date of determination, for each Executive Unit, the average of the closing per share prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked per share prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked per share prices on such day in the domestic over-the-counter market as reported by the NASDAQ National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 trading days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not so listed on any securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the Fair Market Value will be determined in good faith by the Required Neenah Members in consultation with the Board.



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          "GAAP" means U.S. generally accepted accounting principles applied in accordance with Neenah's accounting methodologies and procedures applied on a consistent basis over the period in question.

          "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in the aggregate in excess of 5% of Neenah's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner and/or such other Persons. Notwithstanding the foregoing, in no event shall any of the stockholders of Holding, or Neenah as of the date hereof or any of their respective affiliates be deemed an Independent Third Party hereunder.

          "Neenah Group" means, collectively, Holding, Neenah and their respective Subsidiaries, successors and assigns.

          "NFC" means, NFC Castings, Inc., a Delaware corporation and wholly-owned subsidiary of Holding.

          "Original Cost" means for each Unit acquired by the Executive, the amounts per Unit paid by the Executive to the LLC or the transferor thereof as the purchase price for such Unit, in each case, as adjusted for any merger, consolidation, reclassification, split, reverse split, dividend, distribution or other recapitalization, as applicable.

          "Permitted Transferee" means, as to any Person, a trust, or trusts, established solely for the benefit of such Person's spouse and/or descendants.

          "Person" means an individual, a partnership, a corporation, an -association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Sale of Neenah" means the sale of Neenah to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (a) a majority of the outstanding Common Stock of Neenah, calculated on a fully diluted basis (whether by merger, consolidation, recapitalization, reorganization or sale or transfer of Neenah's Common Stock or otherwise), or (b) all or substantially all of Neenah's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting



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power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                  1.2 Other Terms. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Fifth Amended and Restated Limited Liability Company Agreement of ACP Products, L.L.C. dated as of September 8, 1998, as the same may be amended, restated or modified from time to time.


                                   ARTICLE II
                                   EMPLOYMENT

                  2.1 Employment; Consulting. (a) Neenah agrees to employ Executive, and Executive hereby accepts employment with Neenah, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 2.4 (the "Employment Period"); and (b) Neenah agrees to retain Executive as a consultant and Executive hereby agrees to serve as a consultant to Neenah and its Subsidiaries, upon the terms and conditions set forth in this Agreement, for the period beginning on the last day of the Employment Period, if not earlier terminated, and ending as provided in
Section 2.5 (the "Consulting Period").

                  2.2      Position and Duties.

                           (a) During the Employment Period, Executive shall
serve as President and Chief Executive Officer of Neenah under the supervision and direction of Neenah's board of directors (the "Board").

                           (b) During the Employment Period, Executive shall
devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Neenah Group; provided, that in the event the Board shall have approved a qualified replacement for Executive (an "Approved Replacement"), prior to the termination of the Employment Period but after the



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second anniversary of the date hereof, Executive shall be required to devote not more than 40 hours per week to the business affairs of the Neenah Group form the date such Approved Replacement shall have been appointed by the Board and commenced exercising the duties of Executive until the end of the Employment Period (such interim period being referred to herein as, the "Replacement Period"). Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. So long as Executive is the duly appointed and acting Chief Executive Officer and President of Neenah, Executive shall serve as the Chairman of the board of directors of Neenah and each of its Subsidiaries.

                  2.3      Base Salary and Benefits.

                           (a) Base Salary. During the Employment Period,
Executive's base salary shall be $500,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"). Executive's Base Salary shall be payable in regular installments in accordance with Neenah's general payroll practices and shall be subject to customary withholding.

                           (b) Executive Bonus Plan. For each fiscal year during
the Employment Period, Executive will be eligible to receive an annual bonus based on Neenah's achievement of the Target EBITDA for each such fiscal year as set forth on the annual business plan for that year as approved by the Board (with respect to each year, the "Business Plan"). In the event that Neenah, or one or more of it Subsidiaries consummates an acquisition of another Person after the date hereof and prior to September 30, 2001, the Business Plan for the year in which such acquisition occurred will be adjusted in good faith by senior management and subject to approval by the Board, and such adjusted and approved plan shall, once approved, be deemed the Business Plan for such year for all purposes hereunder.

                               (i) Once the Board has determined (which determination shall be made within thirty (30) days from the issuance of the LLC's audited financial statements) the percentage of EBITDA achieved for such fiscal year as compared to the Target EBITDA for such fiscal year (the "Achieved EBITDA Percentage"), so long as the Achieved EBITDA Percentage for such fiscal year equals or exceeds 80%, Executive shall be entitled to receive a bonus payment in an amount equal to the product of (x) the Bonus Multiple (as set forth opposite the Achieved EBITDA Percentage below and as adjusted pursuant to paragraph (ii) below), (y) 40% and (z) Executive's Base Salary for such fiscal year. The bonus payment shall be made within thirty (30) days of the Board's determination of the Achieved EBITDA Percentage, except that quarterly payments shall be made within thirty (30) days of the end of each of the first three quarters of the fiscal year such that total payments amounting to 50% of the estimated accumulated bonus shall have been paid as of the end of each of the first three quarters of each fiscal year.


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                        ACHIEVED EBITDA
                          PERCENTAGE              BONUS MULTIPLE
                    -----------------------   -----------------------
                            > 80%                       50%
                            >100%                      100%
                            >110%                      150%
                            >120%                      200%

                               (ii) Each Bonus Multiple set forth above shall increase linearly as the Achieved EBITDA Percentage increases; therefore, so long as the Achieved EBITDA Percentage equals or exceeds 80%, in the event the actual Achieved EBITDA Percentage falls between any of the target Achieved EBITDA Percentages set forth above, the applicable Bonus Multiple shall be adjusted accordingly; provided, that in no event shall the Bonus Multiple exceed 200%. For example, (i) in the event the actual Achieved EBITDA Percentage is 90%, the Bonus Multiple shall be 75% or (ii) in the event the actual Achieved EBITDA Percentage is 115%, the Bonus Multiple shall be 175%.

                               (iii) Notwithstanding the foregoing, no Bonus shall in any event (A) exceed 100% of Executive's Base Salary for the applicable fiscal year of Neenah and (B) be payable in the event that any event of default or default shall have occurred (and shall not have been cured or waived) with respect to any material contracts, agreements, loans or other instruments relating to any indebtedness of Neenah or any other member of the Neenah Group. For the fiscal year ended September 30, 1998, Executive shall be eligible to receive the annual bonus ("1998 Bonus") for which Executive would have been paid pursuant to the terms of the Original Employment Agreement. For example, if ACP achieves EBITDA of $7.5 million for the 1998 fiscal year, the 1998 Bonus would equal $61,875 in respect of the ACP bonus plan and Executive's bonus in respect of Neenah will be in accordance with the Neenah bonus plan as in existence as of the date hereof.

                  (c) Benefits. In addition to the Base Salary and any Bonuses payable to Executive pursuant to this Section 2.3, Executive shall be entitled to the following benefits during the Employment Period, unless otherwise modified by the Board:

                               (i) health insurance and disability insurance of such coverage as reasonably determined by the Board and as provided to other senior executives of Neenah;



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                               (ii) split dollar life insurance in a manner
         previously provided to Executive by ACP prior to the date hereof, the details of which are described on Exhibit A hereto;

                               (iii) reimbursement (up to a maximum of $800.00 per year) for the cost of one (1) annual physical examination by a physician of Executive's choice;

                               (iv) reimbursement for reasonable business expenses incurred by Executive in the course of performing his duties under this Agreement which are consistent with Neenah's policies in effect from time to time and subject to Neenah's requirements with respect to reporting and documentation of such expenses; and

                               (v) use of one (1) automobile owned or leased by Neenah at an expense to Neenah of not more than $12,000.00 per annum.

                  2.4      Term.

                           (a) The Employment Period shall end on September 30,
2001, subject to earlier termination (i) by reason of Executive's death or permanent disability or incapacity (as determined by the Board in its good faith judgment), (ii) by resolution of the Board, with or without Cause or (iii) upon Executive's voluntary resignation.

                           (b) If the Employment Period is terminated by the
Board without Cause, Executive shall be entitled to receive his Base Salary for the remainder of the Employment Period but no less than eighteen months (but not any benefits or bonus except as provided in 2.4(c) below) from the date of termination of Executive's employment, if and only if Executive has not breached as of the date of termination the provisions of Sections 2.6, 2.7 and 2.8 hereof and does not breach such sections at any time during such 18 month or longer period; provided, that Neenah's obligation to make such payments will terminate upon the occurrence of any such breach during such 18 month period. Any payments pursuant to this Section 2.4 shall be made in installments on the payment dates on which such salary would have been paid if the Employment Period had continued, and as of the date of the final such payment neither Neenah nor any other member of the Neenah Group shall have any further obligation to Executive pursuant to this Section 2.4 except as provided by law. EXECUTIVE HEREBY AGREES THAT NO SEVERANCE COMPENSATION SHALL BE PAYABLE AND HEREBY WAIVES ANY CLAIM FOR SEVERANCE COMPENSATION EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2.4.

                           (c) All of Executive's rights to fringe benefits and
bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination; provided, that (i) such termination shall have no effect on Executive's rights to benefits and bonuses which have accrued on or prior to the date of such termination, including,



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for avoidance of doubt, the amount of the bonus for the year of termination accrued through the date of termination, and (ii) Neenah shall continue to provide health insurance and the split dollar life insurance as described in
Section 2.3(c)(i) and (ii) to Executive in the event that, and for period during which, Executive is entitled to receive payments pursuant to Section 2.4(b) above.

                  2.5      Consulting Period.

                           (a) Consulting Services. Unless the Employment Period
shall have been terminated pursuant to Section 2.4(a)(i), (ii) or (iii), Neenah agrees to engage Executive as an independent contractor, and not as an employee, to render consulting services to the Neenah Group as hereinafter provided, and Executive hereby agrees to accept such engagement, for a period commencing on the last day of the Employment Period and terminating on the second anniversary of such date (the "Consulting Period"); provided, that the Consulting Period shall be automatically extended on an annual basis for consecutive one year terms unless Executive or Neenah shall have given the other notice (a "Non-Continuation Notice") not less than 3 months prior to the last day of the then current Consulting Period of such party's desire to terminate the Consulting Period as of the last day of the current term; provided, that in no event shall the Consulting Period be automatically extended beyond the fifth anniversary of the termination of the Employment Period. During the Consulting Period, Executive shall not have any authority to bind or act on behalf of Neenah or any other member of the Neenah Group. During the Consulting Period, Executive shall render such consulting services to the members of the Neenah Group in connection with their respective businesses as Neenah from time to time requests, which services shall include, but shall not be limited to, those rendered to Neenah and its affiliates by Executive prior to the date hereof or during the Employment Period; provided, that during the Consulting Period, Executive shall not be required to perform such services more than five days per month in the aggregate and such services shall no longer require Executive's full time and attention.

                           (b) Compensation; Reimbursement. In consideration of
Executive's consulting services set forth in Section 2.5(a) above, Neenah shall pay to Executive $ 10,000 per month (the "Consulting Payment"), in regular installments on the dates on which such payments would have been made had the Employment Period continued, provided, that Neenah shall have no obligation to make the Consulting Payment otherwise required hereunder for any succeeding one-month period if Executive has failed to render such services to Neenah pursuant hereto as Neenah shall have requested during the immediately preceding month. During the Consulting Period, Executive shall not be entitled to any fringe benefits or perquisites from Neenah except that the benefits described in
Section 2.3(c)(i) and (ii) above shall continue during the Consulting Period. Neenah shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Section 2.5 which are consistent with Neenah's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Neenah's requirements with respect to reporting and documentation of such expenses.


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                           (c) Tax Returns. From and after the commencement of
the Consulting Period, Executive shall file all tax returns and reports required to be filed by him on the basis that Executive is an independent contractor, rather than an employee, as defined in Treasury Regulation Section 31.3121(d)-1(c)(2), and Executive shall indemnify Neenah for the amount of any employment taxes paid by Neenah as the result of Executive not withholding employment taxes from the Consulting Payment.

                  2.6 Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by Neenah or any other member of the Neenah Group concerning the business or affairs of the Neenah Group ("Confidential Information") are the property of Neenah or such other member of the Neenah Group. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to Neenah at the termination of Executive's employment, or at any other time Neenah may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Neenah Group which he may then possess or have under his control.

                  2.7 Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Neenah Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Neenah or any other member of the Neenah Group ("Work Product") belong to Neenah or such other member of the Neenah Group. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  2.8      Noncompete, Nonsolicitation.

                           (a) Executive acknowledges that in the course of his
employment with Neenah or any other member of the Neenah Group he has become familiar, and he will become familiar, with the Neenah Group's trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Neenah Group. Therefore, Executive agrees that, during the Employment Period and the Consulting Period and such other time as he is employed by Neenah or any other member of the Neenah Group and for eighteen months thereafter (the "Noncompete Period"), Executive shall not directly


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or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business (including by himself or through any other entity) competing with the businesses of the Neenah Group as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Neenah Group engages or plans on the date of the termination of Executive's employment to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                           (b) During the Noncompete Period, Executive shall not
directly or indirectly through another entity (i) induce or attempt to induce any employee of Neenah or any other member of the Neenah Group to leave the employ of Neenah or such other member of the Neenah Group, or in any way interfere with the relationship between any member of the Neenah Group and any employee thereof, (ii) hire any person who was an employee of the Neenah Group at any time within the six-month period prior to the date of termination of Executive's employment with Neenah or any other member of the Neenah Group, or
(iii) induce or attempt to induce any customer, supplier, licensee or other business relation of Neenah or any other member of the Neenah Group to cease doing business with Neenah or such other member of the Neenah Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Neenah or any other member of the Neenah Group.

                           (c) If, at the time of enforcement of this Section
2.8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                           (d) In the event of a breach or a threatened breach
by Executive of any of the provisions of this Section 2.8, Neenah or any other member of the Neenah Group, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

                           (e) In the event that (i) the Employment Period is
terminated, (ii) Neenah is obligated to make the payments to Executive described in Section 2.4, and (iii) Neenah fails to tender to Executive two consecutive installments of such payments (as set forth in Section 2.4), Executive's obligations to the Neenah Group under this Section 2.8 shall terminate as of the date such second installment was due and not paid.



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                                   ARTICLE III
                            RIGHTS TO PURCHASE UNITS

                  3.1 Units Offered to Management. (a) During the Employment Period, other than any Replacement Period, and subject to the provisions of this
Article III and Article IV hereof, if any Units of the LLC are offered to the senior managers of Neenah or of any other member of the Neenah Group, Executive shall be entitled to purchase such number of Units as the Board and the LLC shall determine, on terms and conditions no less favorable to Executive than the terms and conditions on which such Units are offered to any of such managers.

                           (b) As an inducement to Neenah to enter into this
Agreement to employ Executive and as an inducement to the LLC to offer Units to Executive in accordance with Section 3.1(a) above, and upon the sale to Executive of 11,137.26 Class C-3 Common Units pursuant to that certain Executive Unit Purchase Agreement dated as of the date hereof by and among the LLC, CVC and Executive (the "SAR Exchange Agreement"), Executive hereby waives and relinquishes all rights of Executive under the Original Employment Agreement, including, without limitation, pursuant to Section 3.2 thereof. As a further inducement to the LLC to offer Units to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of any Units to Executive nor any provision contained herein, other than the provisions of
Article II, shall entitle Executive to remain in the employment of Neenah, ACP or any other member of the Neenah Group or affect the right of Neenah, ACP or any other member of the Neenah Group to terminate Executive's employment at any time for any reason.

                  3.2 Closing. The issuance and delivery of any Executive Units shall occur at such time and place as Executive, Neenah and the LLC shall agree (each a "Unit Closing Date"). On each Unit Closing Date, (i) Executive shall pay to the LLC the purchase price for the Executive Units in immediately available funds or such other form of payment acceptable to the LLC and (ii) the LLC will issue and deliver certificates for the Executive Units to Executive to the extent such Units are certificated.

                  3.3 83(b) Election. Within thirty (30) days after Executive acquires any Executive Units from the LLC, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form attached hereto as EXHIBIT B.

                                   ARTICLE IV
                                VESTING OF UNITS

                  4.1 Vesting. All Executive Units are subject to the vesting provisions contained in this Article IV and, unless otherwise agreed between the LLC, Neenah, CVC and Executive, none of the Executive Units will be vested as of the date of acquisition thereof; provided, that for the avoidance of doubt, the Units acquired by Executive pursuant to the SAR Exchange


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Agreement shall be subject to the vesting provisions contained therein. So long as Executive shall have been employed by Neenah pursuant to Section 2.1 or shall have been performing the services requested of Executive, if any, pursuant to
Section 2.5 through each anniversary (each, a "Vesting Date") of the date or dates on which any Executive Units are purchased or otherwise acquired by Executive (each, a "Purchase Date"), twenty percent of the total Executive Units acquired on any given Purchase Date shall vest in Executive as of such Vesting Date (such Executive Units which have so vested, the "Vested Units", and any Executive Units which have not so vested, the "Unvested Units") such that the total number of Executive Units acquired on any given Purchase Date shall have become Vested Units as of the fifth anniversary of each such Purchase Date assuming compliance with the preceding clause. If the Consulting Period terminates in accordance with its terms as a result of Neenah or Executive having given a Non- Continuation Notice, any Executive Units which are Unvested Units as of the last day of the Consulting Period shall continue to vest on each anniversary date of a Purchase Date, subject to earlier repurchase pursuant to
Section 4.2, in accordance with the preceding sentence notwithstanding that Executive shall no longer be employed by Neenah.

                  4.2      Repurchase of Executive Units; Sale of Neenah.

                           (a) Repurchase Option. If (i) prior to the earlier of
the date Executive's successor as President and Chief Executive Officer of Neenah has been appointed to such position by the Board or September 30, 2001, Executive ceases to be employed by Neenah for any reason, including the death or permanent disability of Executive, or (ii) Executive shall be in material breach of any provision of this Agreement (the date as of which such termination or other event occurs, the "Termination Date"), the LLC and CVC shall have an option (a "Repurchase Option"), exercisable within 180 days following the Termination Date (the "Expiration Date"), to purchase, or designate a third party to purchase, from Executive and his or her Permitted Transferees, if any, any of Executive Units held thereby at a price per share as determined pursuant to Section 4.2(e) below. In connection with such Repurchase Option, the LLC shall provide written notice to CVC promptly after the Termination Date, of the number of Executive Units subject to the Repurchase Option and the purchase price for each such Executive Unit. CVC may transfer its rights under this
Section 4.2 to any of its Permitted Transferees.

                           (b) Repurchase by the LLC. Within 45 days after the
Termination Date, the LLC may exercise, or designate a third party to exercise, its Repurchase Option by delivery of written notice (each, a "Repurchase Notice") to the holder or holders of Executive Units. The Repurchase Notice shall set forth the number of Executive Units to be acquired from such holder or holders of Executive Units, and the aggregate consideration to be paid for such Executive Units. The number of Executive Units to be repurchased by the LLC shall first be satisfied to the extent possible from Executive Units held by Executive at the time of delivery of the Repurchase Notice. If the number of Executive Units held by Executive is less than the total number of Executive Units the LLC has elected to purchase, the LLC shall purchase the


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
                                                                  EXECUTIVE COPY


remaining Executive Units elected to be purchased from the Permitted Transferee(s) of Executive Units, pro rata according to the number of Executive Units held by such Permitted Transferee(s) on the Termination Date (determined as nearly as practicable to the nearest unit).

                           (c) Repurchase by CVC. If for any reason the LLC does
not elect to purchase all of Executive Units pursuant to the Repurchase Option, then CVC shall be entitled to exercise, or designate a third party to exercise, the Repurchase Option for all or any portion of the number of Executive Units the LLC, or its designee, has not elected to purchase (the "Available Units"). As soon as practicable after the LLC has determined that there will be Available Units, but in any event within 60 days after the Termination Date, the LLC shall deliver a written notice (the "Option Notice") to CVC (or its designees) setting forth the number of Available Units and the purchase price therefor, as determined pursuant to Section 4.2(e). CVC (or its designee) shall have the right to purchase all or any portion of the Available Units by giving written notice to the LLC within 90 days after the Option Notice has been given by the LLC. As soon as practicable, and in any event within ten (10) days after the expiration of the 90-day period set forth above, the LLC shall deliver written notice to each holder of Executive Units and CVC as to the number of Executive Units being purchased from each such holder by the LLC and CVC and the time and place of the closing of the transaction (the "Supplemental Repurchase Notice"). At the time the LLC delivers the Supplemental Repurchase Notice to each such holder of Executive Units, CVC (or its designees) shall also receive written notice from the LLC setting forth the number of Available Units it has elected to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The Repurchase Option with respect to any Executive Units not repurchased on or prior to the Expiration Date shall terminate (provided Executive complies with the provisions of this Section 4.2).

                           (d) Closing of Repurchase of Executive Units. The
purchase of Executive Units pursuant to this Section 4.2 will be closed at the LLC's executive offices at the time specified in the Supplemental Repurchase Notice. At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in Section 4.2(e) and the holder or holders of Executive Units being so purchased shall deliver the certificate or certificates (or duly executed affidavits of lost certificates) representing any such Executive Units to the purchaser or purchasers or their nominees, accompanied by duly executed transfer powers. Any purchaser of Executive Units under this Section 4.2 shall be entitled to receive customary representations and warranties from such holder or holders of Executive Units being so purchased regarding good title to such Executive Units, free and clear of any liens or encumbrances.

                           (e) Repurchase Option Purchase Price.

                               (i) In the event of Executive's termination of employment with Neenah for any reason other than for Cause or Executive's resignation, the


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
                                                                  EXECUTION COPY


         purchase price per unit of Executive Units repurchased pursuant to this
         Section 4.2 shall be the Fair Market Value thereof, except that the purchase price per unit of Executive Units which are Unvested Units shall be the Original Cost thereof.

                               (ii) In the event of Executive's termination of employment with Neenah for Cause or Executive's resignation, the purchase price per unit of Executive Units repurchased pursuant to this
         Section 4 shall be the lower of the Fair Market Value thereof and Original Cost thereof.

         For purposes of this Section 4.2(e), Fair Market Value shall be determined as of the Termination Date. The purchase price for Executive Units repurchased pursuant to the Repurchase Option shall be paid by a transfer of immediately available funds or by cashier's or certified check which shall be delivered to Executive at the closing of such purchase; provided, that the LLC, to its designee, shall be entitled to pay such purchase price for such Units by offsetting amounts outstanding under any indebtedness or obligations owed by Executive to the LLC or such designee.

                      (f) Termination of Repurchase Option. All rights and obligations created pursuant to Sections 4.2(a) through 4.2(e) above shall be extinguished upon the Sale of Neenah.

                  4.3 Restrictions on Transfer/Pledge. Executive acknowledges that he shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Executive Units, except in accordance with the LLC Agreement and with the prior written consent of the LLC and the Required Voting Neenah Members. Any attempted transfer in violation of the preceding sentence shall be deemed null and void for all purposes, and the LLC will not record any such transfer on its books or treat any purported transferee as the owner of such Unit for any purpose.

                  4.4 First Refusal Rights. (a) Subject to Section 4.4(b), at least 60 days prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of Executive Units by Executive, or any Permitted Transferee thereof, such Person making such Transfer (the "Transferor") shall deliver a written notice (the "Transfer Notice") to the Company, the LLC and CVC specifying in reasonable detail the number of Units proposed to be Transferred, the proposed purchase price (which shall be payable solely in cash), the proposed transferee (the "Transferee") and the other terms and conditions of the Transfer. The Company and/or the LLC may elect to purchase all or any portion of the Executive Units to be so Transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to the Transferor within 30 days after the Transfer Notice has been delivered to the Company and the LLC. If the Company and the LLC have not elected, in the aggregate, to purchase all of the Executive Units to be Transferred, CVC (or its designee) may elect to

                                                                  EXECUTION COPY


purchase all or any portion of the remaining Executive Units to be so Transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Transferor within 30 days after the Transfer Notice has been given to CVC (the "CVC Option Period"). If the Company, the LLC and CVC (or its designee), collectively have not elected to purchase all of the Executive Units specified in the Transfer Notice, then the Transferor may Transfer the balance of any Executive Units specified in the Transfer Notice at a price and on terms no more favorable to the Transferee thereof than specified in the Transfer Notice, during the 60-day period immediately following the expiration of the CVC Option Period. Any Executive Units not Transferred within such 60-day period will be subject to the provisions of this Section 4.4(a) upon subsequent Transfer.

                  (a) The restrictions contained in Section 4.4(a) shall not apply with respect to any Transfer of Executive Units by Executive, pursuant to applicable laws of descent and distribution or to any Permitted Transferees of Executive; provided, that the restrictions contained in Section 4.4(a) shall continue to be applicable to such Executive Units after any such Transfer; provided further, that the transferees of such Executive Units shall have agreed in writing to be bound by the provisions of the LLC Agreement, which affect the Executive Units so transferred, by executing a joinder in substantially the form attached hereto as Exhibit A.


                                    ARTICLE V
                                  MISCELLANEOUS

                  5.1 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  5.2 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the chief executive office or last known address of such party, or to the address indicated below:









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
                                                                  EXECUTION COPY

                To Neenah, ACP or the LLC:

                         2121 Brooks Avenue
                         Box 729
                         Neenah, WI  54957
                         Attention:  President
                         Telecopy No.:  (920) 729-3633

                with copies (which shall not constitute notice to Neenah) to:

                         Citicorp Venture Capital, Ltd.
                         399 Park Avenue - 14th Floor
                         New York, NY  10043
                         Attention:  John D. Weber
                         Telecopy No.:  (212) 888-2940

                         Kirkland & Ellis
                         153 East 53rd Street
                         New York, NY  10022
                         Attention:  Kirk A. Radke, Esq.
                         Telecopy No.:  (212) 446-4900

                To Executive:

                         James K. Hildebrand
                         c/o Advanced Cast Products, Inc.
                         525 Metro Place North
                         Suite 330
                         Dublin, OH 43017
                         Telecopy No.:  (614) 889-8308

                with a copy (which shall not constitute notice to Executive) to:

                         Carlile Patchen & Murphy
                         366 East Broad Street
                         Columbus, OH 43215
                         Attention:  Richard V. Patchen, Esq.
                         Telecopy No.:  (614) 221-0216

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

                                                                  EXECUTION COPY


                  5.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  5.4 Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral including, without limitation, the Original Employment Agreement.

                  5.5 Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  5.6 Successors and Assigns. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of and be enforceable by Executive, Neenah, LLC, with respect to its rights hereunder, Holding, with respect to its rights hereunder, CVC, with respect to its rights hereunder, and their respective successors and assigns; provided that in no event shall Executive's obligations to perform future services for Neenah or any other member of the Neenah Group be delegated or transferred by Executive without the prior written consent of Neenah (which consent may be withheld in its sole discretion). Neenah may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of Neenah.

                  5.7 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied to this Agreement.

                  5.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  5.9 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. ALL QUESTIONS CONCERNING THE LLC OR ITS

                                                                  EXECUTION COPY


UNITS OR THE RIGHTS OF ITS MEMBERS SHALL BE GOVERNED BY THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITH RESPECT TO LIMITED LIABILITY COMPANIES.

                  5.10 Remedies. Each of the parties to this Agreement (including CVC) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  5.11 Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of Neenah, Executive and CVC and any other party hereto that would be affected thereby.


                                    * * * * *

                                                                  EXECUTION COPY


                  IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment and Consulting Agreement as of the date first written above.


                                   NEENAH FOUNDRY COMPANY

                                   By:
                                       ----------------------------
                                   Name:
                                   Title:

                                   ADVANCED CAST PRODUCTS, INC.

                                   By:
                                       ----------------------------
                                   Name:
                                   Title:

                                   ACP HOLDING COMPANY

                                   By:
                                       ----------------------------
                                   Name:
                                   Title:

                                   ACP PRODUCTS, L.L.C.

                                   By:
                                       ----------------------------
                                   Name:
                                   Title:


                                   --------------------------------
                                   JAMES K. HILDEBRAND


ACKNOWLEDGED AND AGREED,
as Third Party Beneficiary

CITICORP VENTURE CAPITAL, LTD.


By:
    -------------------------
Name:
Title: